Exhibit 10.10

FORM OF TRADEMARK LICENSE AGREEMENT

This Trademark License Agreement (this “Agreement”) is made and entered into as of [            ] 2009, by and between CDC Corporation, an exempted company with limited liability under the laws of the Cayman Islands, with an address of c/o CDC Corporation Limited, 11/F ING Tower, 308 Des Voeux Road, Central Hong Kong (“CDC”), and CDC Software Corporation, an exempted company with limited liability under the laws of the Cayman Islands, whose principal place of business is located at with an address of 11/F ING Tower, 308 Des Voeux Road, Central Hong Kong (“Software”). The term “Subsidiary” shall mean any subsidiary company, whether directly or indirectly held, and whether minority or majority owned, of either CDC or Software, and “Subsidiaries” shall have a corresponding meaning.

W I T N E S S E T H:

WHEREAS, CDC and certain of its Subsidiaries are the exclusive owners of all right, title and interest in and to certain tradenames, trademarks, service marks, common law marks, applications therefor and other rights used by CDC and set forth Exhibit A attached hereto and incorporated herein (the “CDC Marks”);

WHEREAS, Software and certain of its Subsidiaries are the exclusive owners of all right, title and interest in and to certain tradenames, trademarks, service marks, common law marks, applications therefor and other rights used by Software and set forth Exhibit A attached hereto and incorporated herein (the “SW Marks” and together with the CDC Marks, collectively, the (“Marks”);

WHEREAS, the Marks have achieved widespread recognition among members of the general public; and

WHEREAS, it is the desire and intention of the parties that each of CDC, Software and their respective subsidiaries be permitted to use, throughout the Territory (as hereinafter defined), the Marks of the other parties, together with such other trademarks, service marks and trade names owned and identified from time to time by the parties and accepted for license hereunder;

NOW THEREFORE, in consideration of the promises and mutual obligations set forth herein and other good and valuable consideration, CDC and Software hereby agree as follows:

1. Licenses. (a) Subject to the terms of this Agreement, CDC hereby grants to Software a non-exclusive license to use the CDC Marks as well as such other trademarks, service marks and trade names owned and identified from time to time by CDC and accepted for license by Software (the “CDC License”).

(b) Subject to the terms of this Agreement, Software hereby grants to CDC a non-exclusive license to use the Software Marks as well as such other trademarks, service marks and trade names owned and identified from time to time by Software and accepted for license by CDC (the “SW License” and together with the CDC License, collectively, the “Licenses”).

2. Territory. The territory of the Licenses shall be the entire world.

3. Royalty Fee. (a) In consideration of the rights herein granted, Software shall (subject to the final sentence of this Section 3(a) pay CDC an annual royalty of $10,000 payable annually in arrears (and pro-rated for any period of less than 3 months) during the term of this Agreement. Notwithstanding the foregoing sentence, no royalty shall accrue, or be due or payable, for the earlier of a period of: (i) five years from the date of the consummation of an initial public offering of Software, or (ii) such time as CDC ceases to own at least 50% of the total voting power of Software’s ordinary shares.

(b) In consideration of the rights herein granted, CDC shall (subject to the final sentence of this Section 3(b) pay Software an annual royalty of $10,000 payable annually in arrears (and pro-rated for any period of less than 3 months) during the term of this Agreement. Notwithstanding the foregoing sentence, no royalty shall accrue, or be due or payable, for a period of five (5) years from the date of the consummation of an initial public offering of Software.

4. Records. Each party shall keep books of account containing accurate and complete records of all data necessary for the determination of the amounts payable to the other under this Agreement. Such records shall be open for inspection, copying and audit by a designated representative of such party at any time during the regular business hours of the party, provided that reasonable notice is given to such party.

5. Specification and Quality Assurance. Each party agrees that all products and services which the other party offers under the Marks shall be of high quality, and shall be rendered in accordance with such specifications and standards as may be communicated by one party to the other from time to time. All advertising, promotion and other use of the Marks will be in good taste and in such manner as will maintain and enhance the value of the Marks and the reputation for high quality associated with the Marks. Each party agrees to change any use of the Marks or any proposed use of the Marks of which the other party does not approve. Each party shall comply with all applicable federal, state and regulatory laws concerning products and services offered under the Marks.

6. Acknowledgments by Software.

(a) Each party acknowledges that the other party and/or its Subsidiaries has exclusive right in and to the Marks and will not at any time do or cause to be done any act or thing contesting or in any way impairing or tending to impair any part of such right. All use of the Marks of the by Software will inure to the benefit of CDC.

(b) Neither party shall in any manner represent that it has any ownership in the Marks of the other party or the registration thereof.

7. Term. This Agreement shall commence on the date hereof and continue for an indefinite period in full force and effect until it is terminated in accordance with the terms hereof.

8. Termination.

(a) In the event of a breach by a party of any provision of this Agreement, the other party may give notice in writing of the breach. The breaching party shall have a period of sixty (60) days from the date such notice is received to cure the breach specified therein, and if the breach is not cured within such period or if the breaching party notifies the other of its intention not to cure such breach, then the non-breaching party shall be entitled to terminate this Agreement and exercise any other rights or remedies it may have hereunder or as otherwise provided by law; provided, however, that if such breach is not curable, for whatever reason, during such sixty (60) day period, the non-breaching party shall delay taking action so long as the other shall have begun to cure such breach within such period and thereafter proceeds diligently to complete the cure of the breach and such breach is cured within a reasonable period thereafter; provided, further, that if the breach is not curable, then the non-breaching party shall be entitled to immediately terminate this Agreement and exercise any other rights or remedies it may have hereunder or as otherwise provided by law upon giving notice in writing of the breach to the other.

(b) In the event of a Change of Control (as defined below), each party, subject to the Transitional Period (as defined in Section 9(a)), shall be entitled to terminate this Agreement upon six months prior notice to the other party and exercise any other rights or remedies it may have hereunder or otherwise provided by law. For purposes of this Section 8(b), “Change of Control” means the occurrence of any event or circumstances that result in CDC ceasing to beneficially own, directly or indirectly, at least fifty percent (50%) of the total voting power of the common stock of Software.

(c) Notwithstanding anything in this Agreement to the contrary, this Agreement may be terminated by mutual consent of CDC and Software.

(d) Notwithstanding anything in this Agreement to the contrary, the parties’ rights of termination under this Section 8 may be exercised with respect to less than all of the Marks by giving written notice to such effect, and in the event that either party exercises its respective rights of termination with respect to less than all of the Marks, this Agreement shall continue in full force and effect with respect to the rest of the Marks.

9. Effect of Termination.

(a) In the event of a termination pursuant to Section 8(b), each party (i) shall refrain from further use of the Marks, or any mark or name reasonably deemed by the other party to be similar thereto, in connection with the manufacture, sale, offering, distribution or promotion of goods or services; (ii) shall not operate its business in any manner which would falsely suggest to the public that the License is still in force or that any relationship exists between CDC and Software; and (iii) shall return all confidential information and promotional materials to the other party or destroy said materials and notify the other party in writing of their destruction. Each party shall fully comply with this provision before the one year anniversary of the effective date of termination (such period between the date of termination and such one year anniversary is referred to herein as the “Transitional Period”).

(b) During the Transitional Period, either party may wish to transition to use of a new mark owned by the other and phase out the use of the Marks gradually. In connection with such transition, either party may wish to utilize such new mark simultaneously with the Marks. In the event one party desires to utilize both the Marks of the other and a new mark simultaneously during the Transitional Period, such party shall provide at least thirty (30) calendar days’ prior written notice to the other of such proposed use, along with a rendering of the proposed usage. Such party shall have a period of thirty (30) calendar days following receipt of such notice and rendition in which to give or withhold its approval of such transitional usage and such party shall be deemed to not have approved such transitional usage if it does not deliver to the requesting party its written approval thereof within such thirty (30) calendar day period. Neither party shall unreasonably withhold or delay its approval, but such approval shall not be deemed to be unreasonable if (i) the proposed usage of the Marks with the new mark creates, in the owning party’s reasonable business judgment, a composite mark that includes any of the Marks, (ii) if the new mark proposed to be used in addition to the Marks is confusingly similar to any Mark, or (iii) if the proposed usage is derogatory or coveys a negative connotation with respect to a party hereto, it Subsidiaries or any Mark.

(c) In the event of a termination pursuant to any other subsection of Section 8, there shall be no Transitional Period, all rights granted hereunder shall cease immediately except as provided in the last sentence of this Section 9(c), and each party (i) shall refrain from further use of the Marks, or any mark or name reasonably deemed by the other to be similar thereto, in connection with the manufacture, sale, offering, distribution or promotion of goods or services; (ii) shall not operate its business in any manner which would falsely suggest to the public that the License is still in force or that any relationship exists between CDC and Software; and (iii) shall return all confidential information and promotional materials to the other party or destroy said materials and notify the other party in writing of their destruction. Each party shall have sixty (60) days from the effective date of termination to fully comply with this provision.

10. Indemnification. Each party shall indemnify and hold the other and its Subsidiaries and its respective officers, employees, directors, agents and representatives, harmless from all costs including, without limitation, reasonable attorneys’ fees, incurred as a result of all claims asserted by third persons arising out of any allegations of infringement of the rights of any third party due to the authorized use of the Marks by it or its Subsidiaries pursuant to this Agreement. Each party shall indemnify and hold the other and its Subsidiaries and its respective officers, employees, directors, agents and representatives, harmless from all costs including, without limitation, reasonable attorneys’ fees, incurred as a result of all claims asserted by third persons arising out of any allegations of infringement of the rights of any third party due to any use of the Marks by Software that is not authorized pursuant to this Agreement.

11. Assignability. Each party shall have the right to sublicense, assign or transfer the License to any person or other legal or business entity at the time controlling, controlled by or under common control with it; provided that, as used in this Section 11, “control” shall mean ownership or control, directly or indirectly, of at least 50% of the outstanding stock or other voting rights entitled to elect directors or, if the legal or business entity is not a corporation, the corresponding managing authority.

12. Covenants. Each party shall be responsible for the costs and responsibilities relating to the maintenance, monitoring, and defense of the its Marks. Each party shall take whatever steps are reasonable or necessary to ensure that any registrations issued with respect to its Marks which are current on the date hereof remain current including, without limitation, the timely filing with the U.S. Patent and Trademark Office of any and all documents necessary to secure the renewal or incontestability of the Marks. To the extent that one party’s assistance is needed in relation to these activities, such party shall reasonably cooperate with other, at the other’s reasonable cost and expense.

13. Notice. Any notices required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy, electronic or digital transmission method; the day after it is sent, if sent for next day delivery by a recognized overnight delivery service (e.g., Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested. In each case, the notice shall be addressed to the party to be notified at its address shown in the preamble to this Agreement, or at such other address as may be furnished in writing to the notifying party.

14. Relationship. Nothing contained herein shall be construed to the parties in the relationship of franchisor/franchisee, partners or joint venturers, it being agreed and understood that each party is an independent contractor and is not an agent or employee of the other party.

15. Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal, or incapable of being enforced under any rule of applicable law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated herein are consummated as originally contemplated to the fullest extent possible.

16. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the matters contained herein and supersedes all prior negotiations, understandings and agreements, whether written or oral, between the parties with respect to the matters contained herein.

17. Amendments. This Agreement shall not be modified or amended except by an instrument in writing signed by both parties.

18. No Implied Warranties. Neither party makes any warranty or representation to the other except as specifically set forth herein.

19. Further Documents. Each party shall, upon request, make, execute and deliver such documents as shall be reasonably necessary to take such action as may be reasonably requested to fully implement and carry out the purposes of the Licenses.

20. Captions. The captions contained herein are for convenience and reference only and in no way define, describe, extend, or limit the scope or intent of this Agreement or the intent of any provisions contained herein.

21. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their permitted successors, assigns and transferees, and nothing in this Agreement express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

22. Counterparts. This Agreement may be executed in one or more counterparts each of which shall be deemed an original and all of which shall be deemed one and the same Agreement.

23. Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with, and the respective rights and obligations of the parties hereto shall be governed by, the laws of New York.

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IN WITNESS OF WHEREOF this Agreement has been duly executed, effective as of the day and year first above written.

CDC CORPORATION

By:
Name:
Title:

CDC SOFTWARE CORPORATION

By:
Name:
Title:

EXHIBIT A

MARKS